Mitek Reports Fiscal 2026 First Quarter Results and Raises Full-Year Outlook

Grew Fraud and Identity Revenue 30% Year Over Year
Authorized New $50 Million Share Repurchase Program
Retired $155 Million Convertible Senior Notes

SAN DIEGO, Calif. - February 5, 2026 - Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com, “Mitek” or the “Company”), a global leader in digital identity verification and fraud prevention, today reported financial results for its first quarter ended December 31, 2025 and raised its revenue and adjusted EBITDA Margin guidance range for the fiscal year ending September 30, 2026 (“fiscal 2026”).

“We delivered a strong start to the fiscal year, with growth across the entire product portfolio and early proof points that our fiscal 2026 Unify and Grow ethos is taking hold,” said Ed West, Chief Executive Officer of Mitek. “Execution this quarter was focused on building momentum through a steady drumbeat of progress, disciplined investment, and platform-led customer adoption. Fraud and Identity revenue grew 30% year over year, driven by 21% SaaS growth and broader workflow adoption, while Check Verification continued to serve as a durable, cash-generative foundation. Based on this early execution and improving visibility, we increased our outlook and remain focused on tangible progress and long-term value creation.”

Fiscal 2026 First Quarter Financial Highlights
GAAP
•Total revenue of $44.2 million was a 19% increase year-over-year, compared to $37.3 million a year ago.
•SaaS revenue of $22.2 million was a 21% increase year-over-year, compared to $18.4 million a year ago.
•Gross profit of $32.9 million, compared to $28.0 million a year ago.
•GAAP gross profit margin was 74.3%, compared to 75.1% a year ago.
•GAAP net income was $2.8 million, compared to GAAP net loss of $4.6 million a year ago.
•GAAP net income per diluted share was $0.06, compared to GAAP net loss of $0.10 a year ago.
•Total cash and investments of $191.8 million at December 31, 2025, was a decrease of $4.7 million from $196.5 million at September 30, 2025.
Non-GAAP
•Non-GAAP gross profit of $36.1 million, compared to $31.5 million a year ago.
•Non-GAAP gross profit margin was 81.7%, compared to 84.5% a year ago.
•Adjusted EBITDA was $13.3 million, compared to $7.8 million a year ago.
•Adjusted EBITDA margin was 30.0%, compared to 21.1% a year ago.
•Non-GAAP net income was $12.4 million, compared to $6.6 million a year ago.
•Non-GAAP net income per diluted share was $0.26, compared to $0.15 a year ago.
•Free cash flow was $6.6 million for the three months ended December 31, 2025, compared to $0.2 million for the corresponding period a year ago.

Key Subsequent Events
•On February 1, 2026, the Company repaid the $155.3 million Convertible Senior Notes in full.
•On February 5, 2026, the Board of Directors of the Company approved a new share repurchase program, authorizing the Company to repurchase up to $50 million of its Common Stock. The new share repurchase program will become effective at the completion of the Company’s 2024 share repurchase program and will remain effective for a period of up to two years.
Guidance
Guidance includes non-GAAP financial measures. Mitek is raising its revenue and adjusted EBITDA margin guidance for the fiscal year, and providing guidance for its fiscal second quarter, ending March 31, 2026, as follows:

	Full Year FY26	Q2 FY26
	Guidance	Guidance
Total revenue	$187 - $197 million	$50 - $55 million
Y/Y growth (midpoint)	Approximately 7%
Fraud & Identity solutions revenue(1)	$102 - $107 million
Y/Y growth (midpoint)	Approximately 16%
Adjusted EBITDA margin %(2)	29% - 32%
(1)See revenue categorizations as presented in the “Disaggregation of Revenue by Product and Type” below.
(2)See “GAAP Net Income to Adjusted EBITDA Reconciliation” below.

Conference Call Information
Mitek management will host a conference call and live webcast for analysts and investors today at 2 p.m. PT (5 p.m. ET) to discuss the Company’s financial results for the first quarter of fiscal 2026. To join the webcast, visit our Investor Relations website at https://investors.miteksystems.com.

Participants may also dial +1 800-717-1738 (US and Canada) or +1 646-307-1865 (International) to access the call. A dial-in replay will be available for one week by dialing +1 844-512-2921 (U.S. and Canada) or +1 412-317-6671 (International) and entering the passcode 1141184. An archived webcast replay will remain accessible for one year on Mitek’s Investor Relations website.

About Mitek Systems, Inc.
Mitek Systems protects what’s real across digital interactions in a world of evolving threats. Mitek helps businesses verify identities, prevent fraud before it happens, and deliver secure, seamless digital experiences in the face of rapidly advancing AI-generated threats. From account opening to authentication and deposit, Mitek’s technology safeguards critical digital interactions. More than 7,000 organizations rely on Mitek to protect their most important customer connections and stay ahead of emerging risks. Learn more at www.miteksystems.com. [(MITK-F)]

Follow Mitek on LinkedIn and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements
Statements contained in this news release relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s fiscal 2026 guidance, are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner, the Company’s ability to capitalize on a growing market, quarterly variations in revenue, the profitability of certain sectors of the Company, the performance of the Company’s growth initiatives, the outcome of any pending or threatened litigation or investigation, and the timing of the implementation and launch of the Company’s products by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, as filed with the SEC on December 11, 2025 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contacts:
Ryan Flanagan            Michael Holder
ICR for Mitek Systems        VP, Finance and Investor Relations
ir@miteksystems.com            mholder@miteksystems.com

Note Regarding Use of Non-GAAP Financial Measures
This news release contains non-U.S. generally accepted accounting principles (“GAAP”) financial measures for adjusted EBITDA, adjusted EBITDA margin, non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP net income per basic share, non-GAAP net income per diluted share, non-GAAP free cash flow, and non-GAAP operating expense that excludes stock-based compensation expense, litigation and other legal costs, executive and other transition costs, non-recurring audit fees, enterprise risk, portfolio positioning and other related costs, and non-GAAP net income which additionally excludes amortization of acquisition-related intangibles, net changes in estimated fair value of acquisition-related contingent consideration, restructuring costs, amortization of debt discount and issuance costs, income tax effect of pre-tax adjustments, and cash tax difference. These financial measures are not calculated in accordance with GAAP and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors of the Company utilize these non-GAAP financial measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the Company’s underlying business and provides a better understanding of how management plans and measures the Company’s underlying business.

The Company has not provided a reconciliation of its forward outlook for non-GAAP adjusted EBITDA margin with its forward-looking GAAP net income margin in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to quantify share-based compensation expense, which is excluded from our non-GAAP adjusted EBITDA margin, as it requires additional inputs such as the number of shares granted and market prices that are not ascertainable due to the volatility of the Company’s share price. Additionally, a significant portion of the Company’s operations are in foreign countries and the transactional currencies are primarily Euros and British pound sterling and the Company is not able to predict fluctuations in those currencies without unreasonable efforts. The Company expects these items may have a potentially significant impact on future GAAP financial results.

We define free cash flow as net cash provided by operating activities, less cash used for purchases of property and equipment. We define free cash flow margin as free cash flow as a percentage of revenue. In addition to the reasons stated above, we believe that free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment in order to enhance the strength of our balance sheet and further invest in our business and potential strategic initiatives. A limitation of the utility of free cash flow as a measure of our liquidity is that it does not represent the total increase or decrease in our cash balance for the period. We use free cash flow in conjunction with traditional U.S. GAAP measures as part of our overall assessment of our liquidity, including the preparation of our annual operating budget and quarterly forecasts and to evaluate the effectiveness of our business strategies. There are a number of limitations related to the use of free cash flow as compared to net cash provided by operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made. We may refer to certain financial metrics on a Last Twelve Months (“LTM”) basis. LTM figures represent the sum of the most recently reported four fiscal quarters and are used to provide a view of the company's financial performance over the past year.

Mitek encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate Mitek’s business.

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended December 31,
	2025	2024
Revenue
Software license	$13,901	$11,985
SaaS, maintenance, and other	30,343	25,269
Total revenue	44,244	37,254
Operating costs and expenses
Cost of revenue—software license (exclusive of depreciation & amortization)	33	67
Cost of revenue—SaaS, maintenance, and other (exclusive of depreciation & amortization)	8,374	5,877
Selling and marketing	8,148	9,695
Research and development	7,374	8,323
General and administrative	11,074	11,901
Amortization of acquired intangibles and acquisition-related costs	3,286	3,657
Restructuring costs	515	808
Total operating costs and expenses	38,804	40,328
Operating income (loss)	5,440	(3,074)
Interest expense	2,542	2,398
Other income (expense), net	1,500	563
Income (loss) before income taxes	4,398	(4,909)
Income tax benefit (provision)	(1,626)	297
Net income (loss)	$2,772	$(4,612)
Net income (loss) per share—basic	$0.06	$(0.10)
Net income (loss) per share—diluted	$0.06	$(0.10)
Shares used in calculating net income (loss) per share—basic	45,702	45,195
Shares used in calculating net income (loss) per share—diluted	47,162	45,195

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	December 31, 2025	September 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$175,122	$154,153
Short-term investments	14,953	38,858
Accounts receivable, net	31,936	36,811
Contract assets, current portion	11,697	12,687
Prepaid expenses	2,134	3,050
Other current assets	3,260	2,935
Total current assets	239,102	248,494
Long-term investments	1,713	3,464
Property and equipment, net	3,372	2,314
Right-of-use assets	2,429	2,624
Goodwill and intangible assets	169,868	173,256
Deferred income tax assets	24,973	25,334
Contract assets, non-current portion	1,936	1,405
Other non-current assets	3,060	2,218
Total assets	$446,453	$459,109
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,057	$3,874
Accrued payroll and related taxes	10,645	16,837
Accrued liabilities	245	343
Deferred revenue, current portion	25,206	29,061
Lease liabilities, current portion	911	890
Convertible senior notes	154,464	152,216
Other current liabilities	6,581	5,813
Total current liabilities	203,109	209,034
Convertible senior notes	—	—
Deferred revenue, non-current portion	742	1,085
Lease liabilities, non-current portion	1,858	2,080
Deferred income tax liabilities	295	295
Other non-current liabilities	6,793	6,357
Total liabilities	212,797	218,851

Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 120,000,000 shares authorized, 45282535 and 44,998,939 issued and outstanding, as of December 31, 2025 and September 30, 2025, respectively	45	46
Additional paid-in capital	266,568	265,835
Accumulated other comprehensive income	474	586
Accumulated deficit	(33,431)	(26,209)
Total stockholders’ equity	233,656	240,258
Total liabilities and stockholders’ equity	$446,453	$459,109

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(amounts in thousands)

	Three Months Ended December 31,
	2025	2024
Operating activities:
Net income (loss)	$2,772	$(4,612)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation expense	2,691	4,465
Amortization of acquired intangible assets	3,286	3,657
Amortization of costs capitalized to obtain revenue contracts	606	472
Depreciation and amortization expense	353	395
Bad debt expense	(71)	589
Amortization of investment premiums & other	(216)	(797)
Accretion and amortization on convertible senior notes	2,249	2,105
Deferred taxes	366	(343)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	4,911	(1,868)
Contract assets	444	(163)
Other assets	(856)	(738)
Accounts payable	1,183	(2,161)
Accrued payroll and related taxes	(6,211)	(2,532)
Income taxes payable	802	28
Deferred revenue	(4,181)	849
Other liabilities	(110)	1,219
Net cash provided by (used in) operating activities	8,018	565
Investing activities:
Purchases of investments	—	(12,375)
Maturities of investments	25,842	12,300
Sales of investments	—	1,250
Purchases of property and equipment, net	(1,426)	(335)
Net cash provided by (used in) investing activities	24,416	840
Financing activities:
Proceeds from the issuance of equity plan common stock	25	177
Repurchases and retirements of common stock	(9,995)	(3,257)
Payment of tax withholding obligations related to net share settlement of equity awards	(1,983)	—
Proceeds from other borrowings	442	—
Principal payments on other borrowings	—	(49)
Net cash provided by (used in) financing activities	(11,511)	(3,129)
Foreign currency effect on cash and cash equivalents	46	(1,115)
Net Unrealized holding gain (loss) on available-for-sale investments	20,969	(2,839)
Cash and cash equivalents at beginning of period	154,153	93,456
Cash and cash equivalents at end of period	$175,122	$90,617
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$80	$690
Supplemental disclosures of non-cash investing and financing activities:
Unrealized holding gain (loss) on available-for-sale investments	$(23)	$(138)

MITEK SYSTEMS, INC.
DISAGGREGATION OF REVENUE BY PRODUCT AND TYPE
(Unaudited)
(amounts in thousands)

	Three Months Ended December 31,
	2025	2024
Fraud and Identity Solutions
SaaS	$20,916	$17,293
Software license and support	3,908	1,722
Professional services and other	646	554
Total fraud and identity solutions revenue	$25,470	$19,570

Check Verification Solutions
SaaS	$1,321	$1,134
Software license and support	16,907	16,374
Professional services and other	546	177
Total check verification solutions revenue	$18,773	$17,685

Consolidated Revenue
SaaS	$22,237	$18,427
Software license and support	20,815	18,096
Professional services and other	1,192	731
Consolidated revenue	$44,244	$37,254

MITEK SYSTEMS, INC.
GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three Months Ended December 31,
	2025	2024
GAAP net income (loss)	$2,772	$(4,612)
Add:
Income tax (benefit) provision	1,626	(297)
Other (income) expense, net	(1,500)	(563)
Interest expense	2,542	2,398
GAAP operating income (loss)	$5,440	$(3,074)

Non-GAAP Adjustments
Depreciation and amortization expense	$353	$395
Amortization of acquired intangible assets	3,286	3,657
Litigation and other legal costs	23	233
Executive and other transition costs	262	494
Stock-based compensation expense	2,691	4,465
Non-recurring audit fees	719	867
Restructuring costs(1)	515	808
Adjusted EBITDA	$13,289	$7,845
Total revenue	$44,244	$37,254
Adjusted EBITDA margin	30.0%	21.1%

(1)Restructuring costs consist of employee severance obligations and other related costs. Restructuring costs were $0.5 million in the three months ended December 31, 2025 and were related to a restructuring that occurred in the first quarter of fiscal 2026. Restructuring costs were $0.8 million in the three months ended December 31, 2024 and were related to a restructuring that occurred in the first quarter of fiscal 2025.

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended December 31,
	2025	2024
Net income (loss)	$2,772	$(4,612)
Non-GAAP adjustments:
Amortization of acquired intangible assets	3,286	3,657
Litigation and other legal costs	23	233
Executive and other transition costs	262	494
Stock-based compensation expense	2,691	4,465
Non-recurring audit fees	719	867
Restructuring costs(1)	515	808
Amortization of debt discount and issuance costs	2,249	2,147
Income tax effect of pre-tax adjustments	(3,048)	(1,919)
Cash tax difference(2)	2,965	493
Non-GAAP net income	$12,434	$6,633
Non-GAAP net income per share—basic	$0.27	$0.15
Non-GAAP net income per share—diluted	$0.26	$0.15
Shares used in calculating non-GAAP net income per share—basic	45,702	45,195
Shares used in calculating non-GAAP net income per share—diluted	47,162	45,195

(1)Restructuring costs consist of employee severance obligations and other related costs. Restructuring costs were $0.5 million in the three months ended December 31, 2025 and were related to a restructuring that occurred in the first quarter of fiscal 2026. Restructuring costs were $0.8 million in the three months ended December 31, 2024 and were related to a restructuring that occurred in the first quarter of fiscal 2025.
(2)The Company’s non-GAAP net income is calculated using a cash tax rate of 12% in fiscal 2026 and 15% in fiscal 2025. The estimated cash tax rate is the estimated annual tax payable on the Company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, and the utilization of research and development tax credits which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of the Company’s operating results. The Company’s effective tax rate used for the purposes of calculating GAAP net income for the three months ended December 31, 2025 and 2024 was 37% and 6%, respectively.

MITEK SYSTEMS, INC.
NON-GAAP FREE CASH FLOW RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three months ended				Twelve months ended December 31, 2025
	March 30, 2025	June 30, 2025	September 30, 2025	December 31, 2025
Net cash provided by (used in) operating activities	$13,743	$21,571	$19,461	$8,018	$62,793
Less:
Purchases of property and equipment, net	(232)	(329)	(259)	(1,426)	(2,246)
Free Cash Flow	$13,511	$21,242	$19,202	$6,592	$60,547

	Three months ended				Twelve months ended December 31, 2024
	March 30, 2024	June 30, 2024	September 30, 2024	December 31, 2024
Net cash provided by (used in) operating activities	$7,064	$12,985	$21,102	$565	$41,716
Less:
Purchases of property and equipment, net	(483)	(431)	(283)	(335)	(1,532)
Free Cash Flow	$6,581	$12,554	$20,819	$230	$40,184

MITEK SYSTEMS, INC.
STOCK-BASED COMPENSATION EXPENSE
(Unaudited)
(amounts in thousands)

	Three Months Ended December 31,
	2025	2024
Cost of revenue	$308	$161
Selling and marketing	56	974
Research and development	(219)	1,124
General and administrative	2,546	2,206
Total stock-based compensation expense	$2,691	$4,465

MITEK SYSTEMS, INC.
NON-GAAP GROSS PROFIT RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three Months Ended December 31,
	2025	2024
Software license
Software license revenue	$13,901	$11,985
Cost of revenue (exclusive of depreciation and amortization expense)	(33)	(67)
Depreciation and amortization expense	(190)	(266)
Amortization of acquired completed technology assets	(501)	(924)
GAAP gross profit for software license and hardware	13,177	10,728
Depreciation and amortization expense	190	266
Amortization of acquired completed technology assets	501	924
Non-GAAP gross profit for software license	$13,868	$11,918

GAAP gross margin for software license	94.8%	89.5%
Non-GAAP gross margin for software license	99.8%	99.4%

SaaS, maintenance, and other
SaaS, maintenance and other revenue	$30,343	$25,269
Cost of revenue (exclusive of depreciation and amortization expense)	(8,374)	(5,877)
Depreciation and amortization expense	(65)	(3)
Amortization of acquired completed technology assets	(2,208)	(2,128)
GAAP gross profit for SaaS, maintenance, and other	19,696	17,261
Depreciation and amortization expense	65	3
Amortization of acquired completed technology assets	2,208	2,128
Stock-based compensation expense	308	161
Non-GAAP gross profit for SaaS, maintenance, and other	$22,277	$19,553

GAAP gross margin for SaaS, maintenance, and other	64.9%	68.3%
Non-GAAP gross margin for SaaS, maintenance, and other	73.4%	77.4%

Consolidated results
Total revenue	$44,244	$37,254
Cost of revenue (exclusive of depreciation and amortization expense)	(8,407)	(5,944)
Depreciation and amortization expense	(255)	(269)
Amortization of acquired completed technology assets	(2,709)	(3,052)
GAAP gross profit	32,873	27,989
Depreciation and amortization expense	255	269
Amortization of acquired completed technology assets	2,709	3,052
Stock-based compensation expense	308	161
Non-GAAP gross profit	$36,145	$31,471

GAAP gross profit margin	74.3%	75.1%
Non-GAAP gross profit margin	81.7%	84.5%

MITEK SYSTEMS, INC.
NON-GAAP OPERATING EXPENSE RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three Months Ended December 31,
	2025	2024
Selling and marketing	$8,148	$9,695
Non-GAAP adjustments:
Stock-based compensation expense	56	974
Executive and other transition costs	170	—
Non-GAAP selling and marketing	$7,922	$8,721

Research and development	$7,374	$8,323
Non-GAAP adjustments:
Stock-based compensation expense	(219)	1,124
Non-GAAP research and development	$7,593	$7,199

General and administrative	$11,074	$11,901
Non-GAAP adjustments:
Stock-based compensation expense	2,546	2,206
Litigation and other legal costs	23	233
Executive and other transition costs	92	494
Non-recurring audit fees	719	867
Non-GAAP general and administrative	$7,694	$8,101

Total Non-GAAP operating expense	$23,209	$24,021